Filed Pursuant to Rule 424(b)(3)

Registration No. 333-140240

February 2009 Performance Update

The Frontier Fund Supplement Dated March 11, 2009 to Prospectus Dated February 11, 2009

T H E     F R O N T I E R     F U N D ’ S     G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

February performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1	February 27, 2009 MTD	February 27, 2009 YTD	NAV / Unit
Balanced Series-1	0.33%	1.67%	$127.27
Balanced Series-1a	0.25%	1.53%	$113.80
Campbell/Graham/Tiverton Series-1	0.35%	0.37%	$110.96
Currency Series-1	-0.51%	-3.56%	$92.76
Long/Short Commodity Series-1	-0.37%	2.28%	$102.68
Winton/Graham Series-1	0.10%	0.00%	$116.18
Winton Series-1	-0.77%	-0.39%	$129.91
Long Only Commodity Series-1	-3.63%	-9.27%	$63.79
Managed Futures Index Series-1	-2.19%	-3.70%	$127.29

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of February 27, 2009. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$2,393,684.03
Unrealized trading gain/(loss)			(558,660.06)
Less: commissions			(90,594.44)
Less: FCM fees			(120,697.64)
Foreign currency gain/(loss)			(10,601.02)
Interest income			2,529.83

Total Income			1,615,660.70

EXPENSES

Management fees			94,021.59
Incentive fees			11,773.49
Broker service fees			624,797.70

Total Expenses			730,592.78

Net Income (Loss)			$885,067.92

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	2,099,494.78611	$266,311,072.25	126.85
Current month additions	110,422.54827	14,048,078.85
Current month redemptions	(20,942.37009)	(2,661,442.78)
Net Income (loss) for current month		885,067.92

Net Asset Value, end of current month	2,188,974.96429	$278,582,776.24	127.27

	Monthly rate of return		0.33%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$77,172.81
Unrealized trading gain/(loss)			(18,180.52)
Less: commissions			(2,899.81)
Less: FCM fees			(3,862.31)
Foreign currency gain/(loss)			(340.33)
Interest income			1,732.78

Total Income			53,622.62

EXPENSES

Trading Fee			7,703.43
Management fees			4,687.32
Incentive fees			382.54
Broker service fees			19,976.65

Total Expenses			32,749.94

Net Income (Loss)			$20,872.68

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	74,157.62433	$8,418,771.41	113.53
Current month additions	6,759.08892	769,469.79
Current month redemptions	(611.14381)	(70,049.27)
Net Income (loss) for current month		20,872.68

Net Asset Value, end of current month	80,305.56944	$9,139,064.61	113.80

	Monthly rate of return		0.25%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 1A

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$2,105,676.73
Unrealized trading gain/(loss)			(1,483,932.76)
Less: commissions			(14,592.97)
Less: FCM fees			(31,587.24)
Foreign currency gain/(loss)			(1,474.84)
Interest income			45,747.67

Total Income			619,836.59

EXPENSES

Management fees			157,888.46
Incentive fees			45,301.80
Broker service fees			164,222.01

Total Expenses			367,412.27

Net Income (Loss)			$252,424.32

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	638,846.21947	$70,639,143.01	110.57
Current month additions	15,309.24499	1,689,805.02
Current month redemptions	(4,369.43200)	(484,201.49)
Net Income (loss) for current month		252,424.32

Net Asset Value, end of current month	649,786.03246	$72,097,170.86	110.96

	Monthly rate of return		0.35%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(8,578.09)
Unrealized trading gain/(loss)			(13,066.82)
Less: FCM fees			(5,570.25)
Interest income			1,939.73

Total Income			(25,275.43)

EXPENSES

Management fees			5,546.69
Incentive fees			—
Broker service fees			26,574.91

Total Expenses			32,121.60

Net Income (Loss)			$(57,397.03)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	124,510.66165	$11,608,729.25	93.23
Current month additions	622.29126	58,050.57
Current month redemptions	(2,722.03629)	(254,282.63)
Net Income (loss) for current month		(57,397.03)

Net Asset Value, end of current month	122,410.91662	$11,355,100.16	92.76

	Monthly rate of return		-0.51%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(106,271.90)
Unrealized trading gain/(loss)			221,122.74
Less: commissions			(22,969.35)
Less: FCM fees			(21,646.72)
Foreign currency gain/(loss)			(241.56)
Interest income			100,118.27

Total Income			170,111.48

EXPENSES

Management fees			155,519.73
Incentive fees			80,016.24
Broker service fees			109,742.76

Total Expenses			345,278.73

Net Income (Loss)			$(175,167.25)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	462,754.92207	$47,691,626.95	103.06
Current month additions	8,983.48463	929,902.04
Current month redemptions	(11,670.23450)	(1,205,868.02)
Net Income (loss) for current month		(175,167.25)

Net Asset Value, end of current month	460,068.17220	$47,240,493.72	102.68

	Monthly rate of return		-0.37%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$522,543.68
Unrealized trading gain/(loss)			(286,662.25)
Less: commissions			(6,682.94)
Less: FCM fees			(12,177.39)
Foreign currency gain/(loss)			(1,187.95)
Interest income			27,973.20

Total Income			243,806.35

EXPENSES

Management fees			60,877.92
Incentive fees			48,357.57
Broker service fees			92,212.97

Total Expenses			201,448.46

Net Income (Loss)			$42,357.89

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	330,014.51366	$38,302,324.00	116.06
Current month additions	34,172.96692	3,966,685.24
Current month redemptions	(2,408.90798)	(280,503.85)
Net Income (loss) for current month		42,357.89

Net Asset Value, end of current month	361,778.57260	$42,030,863.28	116.18

	Monthly rate of return		0.10%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton/Graham Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$361,692.89
Unrealized trading gain/(loss)			(672,596.83)
Less: commissions			(3,643.36)
Less: FCM fees			(25,982.61)
Foreign currency gain/(loss)			(1,246.35)
Interest income			62,880.16

Total Income			(278,896.10)

EXPENSES

Management fees			103,757.13
Incentive fees			(52,771.23)
Broker service fees			141,389.21

Total Expenses			192,375.11

Net Income (Loss)			$(471,271.21)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	471,875.90861	$61,773,918.90	130.91
Current month additions	207.28380	27,225.50
Current month redemptions	(4,619.29916)	(603,486.86)
Net Income (loss) for current month		(471,271.21)

Net Asset Value, end of current month	467,463.89325	$60,726,386.33	129.91

	Monthly rate of return		-0.77%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(109,385.04)
Unrealized trading gain/(loss)			(2,649.79)
Less: commissions			—
Less: FCM fees			(1,220.36)
Foreign currency gain/(loss)			—
Interest income			4,594.63

Total Income			(108,660.56)

EXPENSES

Management fees			3,147.17
Incentive fees			—
Broker service fees			4,730.60

Total Expenses			7,877.77

Net Income (Loss)			$(116,538.33)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	46,301.94707	$3,064,742.53	66.19
Current month additions	3,620.68389	236,617.16
Current month redemptions	(1,166.71593)	(74,817.80)
Net Income (loss) for current month		(116,538.33)

Net Asset Value, end of current month	48,755.91503	$3,110,003.56	63.79

	Monthly rate of return		-3.63%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(36,118.33)
Unrealized trading gain/(loss)			(5,747.65)
Less: commissions			(289.74)
Less: FCM fees			(808.18)
Foreign currency gain/(loss)			74.65
Interest income			2,761.37

Total Income			(40,127.88)

EXPENSES

Management fees			3,233.53
Incentive fees			—
Broker service fees			3,239.69

Total Expenses			6,473.22

Net Income (Loss)			$(46,601.10)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	16,097.02120	$2,094,759.28	130.13
Current month additions	853.04054	109,617.70
Current month redemptions	(1,765.44626)	(224,969.81)
Net Income (loss) for current month		(46,601.10)

Net Asset Value, end of current month	15,184.61548	$1,932,806.07	127.29

	Monthly rate of return		-2.19%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Managed Futures Index Series 1